EXHIBIT 1


               Financial Statements of National Pools Corporation
              for the three and six months ended December 31, 1995
                   with Report of Certified Public Accountants

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                           NATIONAL POOLS CORPORATION
                        (A Development Stage Corporation)


                              FINANCIAL STATEMENTS

                   With Report of Certified Public Accountants



              Three and Six Months Ended December 31, 1995, And For
            The Period Cumulative From Inception (February 23, 1993)
                            through December 31, 1995

                             MARCIA FRITZ & COMPANY
                          CERTIFIED PUBLIC ACCOUNTANTS
                         5530 Birdcage Street, Suite 200
                          Citrus Heights, CA 95610-7621

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                             MARCIA FRITZ & COMPANY
                          CERTIFIED PUBLIC ACCOUNTANTS
                         5530 Birdcage Street, Suite 200
                          Citrus Heights, CA 95610-7621



To the Board of Directors and
Stockholders of National Pools Corporation

We have compiled the accompanying statements of operations of National Pools Corporation (a development stage company) for the three months and six months ended December 31, 1995, and from inception (February 23, 1993) through December 31, 1995, in accordance with Statements on Standards and Review Services issued by the American Institute of Certified Public Accountants.

A compilation is limited to presenting in the form of financial statements information that is the representation of management. We have not audited or reviewed the accompanying statements of operations and, accordingly, do not express an opinion or any other form of assurance on them.

Management has elected to omit substantially all of the disclosures required by generally accepted accounting principles. If the omitted disclosures were included with the statements of operations, they might influence the user's conclusions about the Company's results of operations. Accordingly, these statements of operations are not designed for those who are not informed about such matters.


/s/  Marcia Fritz & Company
     ------------------------------
     Marcia Fritz & Company
     February 13, 1997

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

                           NATIONAL POOLS CORPORATION
                          (A Development Stage Company)

                STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT
                     Three and Six Months Ended December 31,
               1995, and for the Period Cumulative from Inception
                  (February 23, 1993) through December 31, 1995


                                                       Three Months              Six Months            Cumulative from
                                                           Ended                    Ended             Inception through
                                                  ----------------------- ------------------------ -----------------------
                                                     December 31, 1995        December 31, 1995       December 31, 1995
                                                  ----------------------- ------------------------ -----------------------

Operating Expenses                                $             (104,903) $              (177,864) $           (1,019,263)
Research and Development                                         (46,589)                 (85,593)             (1,255,375)
                                                  ----------------------- ------------------------ -----------------------
  Net (Loss) from Operations                                    (151,492)                (263,457)             (2,274,638)
                                                  ----------------------- ------------------------ -----------------------
Other Income and (Expense):
  Interest Expense:
    Discounts on Convertible Debt                                (34,471)                 (55,153)               (248,188)
    Other Interest Expense                                       (40,165)                 (80,489)               (286,997)
                                                  ----------------------- ------------------------ -----------------------
      Total Interest Expense                                     (74,636)                (135,642)               (535,185)
  Interest Income                                                                                                   1,012
  Loss on Disposal of Assets                                      (9,721)                  (9,721)                (57,585)
                                                  ----------------------- ------------------------ -----------------------
      Total Other Income and (Expense)                           (84,357)                (145,363)               (591,758)
                                                  ----------------------- ------------------------ -----------------------
Net (Loss) Before Extraordinary Item                            (235,849)                (408,820)             (2,866,396)
Benefit from Extinguishment of Debt                              384,860                  384,860                 464,404
                                                  ----------------------- ------------------------ -----------------------
Net Income (Loss)                                                149,011                  (23,960)             (2,401,992)
Accumulated Deficit, Beginning                                (2,551,003)              (2,378,032)
                                                  ----------------------- ------------------------ -----------------------
Accumulated Deficit, Ending                       $           (2,401,992) $            (2,401,992)             (2,401,992)
                                                  ======================= ======================== =======================
Per Common Share
Net (Loss) Before Extraordinary Item              $                 (.01) $                  (.03)
Benefit from Extinguishment of Debt                                  .02                      .03
                                                  ----------------------- ------------------------
Net Income (Loss) Per Common Share                $                  .01  $                  (.00)
                                                  ======================= ========================
Weighted Average Common Shares
 Outstanding                                                  16,604,200               14,571,210
                                                  ======================= ========================


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